Exhibit 99.1

FINAL:  For Release

NEW YORK & COMPANY, INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2008 RESULTS

•                  Fourth Quarter Adjusted Net Loss from Continuing Operations of $12.1 Million, or $0.20 per diluted share, Consistent with Revised Guidance

•                  Year End Cash Balance of $54.3 Million and No Outstanding Borrowings Under Revolving Credit Facility

•                  Provides Outlook for Spring 2009

New York, NY — March 19, 2009 — New York & Company, Inc. [NYSE:NWY], a specialty apparel chain with 589 retail stores, today announced results for the fourth quarter and the full fiscal year ended January 31, 2009 (“fiscal year 2008”). The results of operations discussed below are for the Company’s continuing operations only, the New York & Company brand.

Fourth Quarter and Fiscal Year Results

For the fourth quarter of fiscal year 2008, net sales were $325.1 million, as compared to $359.4 million for the fourth quarter of fiscal year 2007, and comparable store sales for the fourth quarter of fiscal year 2008 decreased 10.9%.  Net loss from continuing operations for the fourth quarter of fiscal year 2008 was $27.6 million, or $0.46 per diluted share, as compared to prior year fourth quarter net income from continuing operations of $11.2 million, or $0.18 per diluted share.  Adjusted net loss from continuing operations was $12.1 million, or $0.20 per diluted share, which excludes pre-tax charges of $24.5 million, comprised of $22.9 million of non-cash asset impairment charges and $1.7 million in cash charges incurred in connection with the Company’s previously announced restructuring and cost reduction program, and a $1.5 million charge related to the settlement of two separate class action lawsuits in the State of California. The restructuring and cost reduction program is expected to generate approximately $175 million in pre-tax savings over the next five years, of which approximately $30 million is expected to be realized in fiscal year 2009.  This program is designed to streamline the Company’s organization by reducing costs and eliminating underperforming assets while enhancing efficiency and profitability.

For fiscal year 2008, net sales were $1,139.9 million, as compared to net sales of $1,194.9 million for fiscal year 2007, and comparable store sales decreased 8.6% for the fiscal year.  Net loss from continuing operations for fiscal year 2008 was $20.3 million, or $0.34 per diluted share.  Adjusted net loss from continuing operations was $3.2 million, or $0.05 per diluted share, which excludes pre-tax charges of $24.5 million incurred in connection with the restructuring and cost reduction program, $1.5 million related to the settlement of two separate class action lawsuits in the State of California, and $2.5 million related to management changes completed in the third quarter. This compares to prior year net income from continuing operations of $26.7 million, or $0.44 per diluted share.

Significant highlights with respect to fiscal year 2008 included the following:

•                  The Company’s E-commerce business continued to produce strong results with sales almost double the prior year level;

•                  The accessories business continues to improve, and during a very difficult fourth quarter was able to achieve positive comparable store sales;

•                  The Company successfully implemented a restructuring and cost reduction program, which is expected to generate approximately $175 million in pre-tax savings over the next five years of which $30 million is expected to be realized in fiscal year 2009;

•                  Inventory per average store remains tightly managed with total inventory declining by 1%, and in-store inventory declining by 6.6%, on top of a 23% decline in in-store inventory per average store as of last year’s fiscal year end.  Importantly, total apparel inventory has declined by 9.8% on an overall unit basis and by 14.3% on an in-store basis, as compared to last year’s fiscal year end;

•                  The Company opened 25 new stores, remodeled 14 stores and closed 14 stores during the fiscal year, ending the year with 589 stores and 3.3 million selling square feet in operation;

•                  Selling, general and administrative expenses declined by 2.1% on an average store basis, reflecting tight expense controls;

•                  Cash flows from operations were $34 million and the Company ended the year with $54 million of cash-on-hand; and

•                  During the year the Company reduced long-term debt and as of year-end had no outstanding borrowings under its revolving credit facility.

Richard P. Crystal, New York & Company’s Chairman and CEO, stated:  “The fourth quarter of fiscal 2008 marked a challenging period for our Company, as the extremely weak economic environment and the resulting impact on consumer spending in the retail sector reduced sales and gave rise to a highly promotional environment which affected profitability.  In this difficult environment we continue to conservatively manage all aspects of our business including inventory, capital expenditures, cash and expenses.  Importantly, we ended the year with a strong balance sheet and made solid progress on our merchandising initiatives.  At year end our balance sheet included $54 million in cash and no borrowings under our asset-based credit facility.  We improved the performance of our accessories business, which achieved positive comparable store sales in the fourth quarter.  Our wear-to-work assortments continued to resonate with consumers, and our E-commerce business continued to grow with sales for the full year almost double the prior year’s level.

“As we begin 2009, our priorities are focused on optimizing profitability and cash flow, as we expect the environment to remain tenuous,” Mr. Crystal continued.   “To advance our goals, we have implemented a cost reduction program and expect to generate $30 million in pre-tax savings this year. We have reduced our capital expenditures to $15 million and we will continue to plan inventory tightly while delivering current fashion, in our New York & Company style, to drive improvement in merchandise margins.  At the same time, we will prudently invest in our brand and future growth,” Mr. Crystal concluded.

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Outlook

The Company currently believes that the economic environment will remain extremely challenging and has conservatively planned for fiscal year 2009. Given the limited visibility stemming from the volatility of the economy, the Company has chosen, at this time, to suspend earnings per share guidance for the full fiscal year; however, the Company will provide earnings guidance for the Spring season, along with guidance on certain key financial metrics.

•                  Comparable store sales for the Spring season are expected to be similar to the trend experienced in the fourth quarter.

•                  Gross margins are expected to improve versus the fourth quarter; however, gross margins will be below prior year’s levels.

•                  Selling, general and administrative expenses for the Spring season are expected to decline versus the prior year reflecting the success of the Company’s cost reduction efforts, partially offset by additional spending to support the Company’s growing E-commerce business.

•                  Earnings from continuing operations for the first half of fiscal year 2009 are expected to be approximately breakeven.  First quarter diluted loss per share is expected to be in the high single-digit range, and is expected to be offset by anticipated income in the second quarter.

•                  Inventory is expected to be tightly controlled with goods available for sale per average store down in the high single-digits on a percentage basis versus the prior year.

•                  Capital expenditures are expected to be $15 million for the full fiscal year versus $45 million in fiscal year 2008.  The Company plans to open three new stores, remodel three existing locations, and close 10 to 15 stores, ending the year with 577 to 582 stores.  Depreciation expense is estimated at $42 million.

•                  Cash-on-hand at the end of the Spring season and full fiscal year is expected to increase as compared to the cash position of $54 million at the end of fiscal year 2008.

•                  The Company has no outstanding borrowings under its credit facility and does not anticipate the need to use the facility in the Spring season.

Share Repurchases

As previously announced, the Company’s Board of Directors has authorized the repurchase of up to 3,750,000 shares over a 12-month period ending in November 2009.  Given the Company’s conservative approach to managing liquidity in this uncertain economic environment, the Company has not yet purchased shares under this program.  Repurchases, if any, will be made from time to time in a manner the Company believes is appropriate through open market or private transactions including through pre-established trading plans.

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Conference Call Information

A conference call to discuss the fourth quarter of fiscal year 2008 results is scheduled for today Thursday, March 19, 2009 at 9:00 am Eastern Daylight Time.  Investors and analysts interested in participating in the call are invited to dial 800-922-9655, referencing conference ID number 88938787, approximately ten minutes prior to the start of the call.  The conference call will also be web-cast live at www.nyandcompany.com.  A replay of this call will be available until midnight on March 26, 2009 and can be accessed by dialing 800-642-1687 and enter conference ID number 88938787 and pin: 1079.

Investor/Media Contact:

Integrated Corporate Relations

(203) 682-8200

Investor: Allison Malkin

Media: Kellie Baldyga

Forward Looking Statements: This press release contains certain forward looking statements.  Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “may,” “plan,” “project,” “predict”, and similar expressions and include references to assumptions that we believe are reasonable and relate to our future prospects, developments and business strategies.  Such statements are subject to various risks and uncertainties that could cause actual results to differ materially.  These include, but are not limited to: (i) the impact of general economic conditions and their effect on consumer confidence and spending patterns, which have recently deteriorated significantly and may continue to do so for the foreseeable future; (ii) our ability to successfully integrate our restructuring and cost reduction program; (iii) the deteriorating economic conditions, which could negatively impact the Company’s merchandise vendors and their ability to deliver products; (iv) our ability to open and operate stores successfully; (v) seasonal fluctuations in our business; (vi) our ability to anticipate and respond to fashion trends; (vii) our dependence on mall traffic for our sales; (viii) competition in our market, including promotional and pricing competition; (ix) our ability to retain, recruit and train key personnel; (x) our reliance on third parties to manage some aspects of our business; (xi) our reliance on foreign sources of production; (xii) our ability to protect our trademarks and other intellectual property rights; (xiii) our ability to maintain, and our reliance on, our information technology infrastructure; (xiv) the effects of government regulation; (xv) the control of the company by our sponsors and any potential change of ownership of those sponsors; and (xvi) other risks and uncertainties as described in our documents filed with the SEC, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to revise the forward looking statements included in this press release to reflect any future events or circumstances.

About New York & Company, Inc.

New York & Company, Inc., founded in 1918, is a leading specialty retailer of fashion oriented, moderately priced women’s apparel. The Company’s proprietary branded New York & Company ™ merchandise is sold exclusively through its national network of retail stores and E-commerce store at www.nyandcompany.com. The Company currently operates 589 stores in 44 states. Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company’s website: www.nyandcompany.com.

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Exhibits (1) (2) and (3)

New York & Company, Inc. and Subsidiaries

Use of Non-GAAP Financial Measures

The Company has provided non-GAAP adjusted earnings per share information for the three and twelve months ended January 31, 2009 in this release, in addition to providing financial results in accordance with GAAP. This information reflects, on a non-GAAP adjusted basis, the Company’s operating income, net earnings and earnings per diluted share after excluding the effects of charges incurred in connection with the Company’s recently launched restructuring and cost reduction program in addition to certain one-time charges incurred during the course of fiscal year 2008. This non-GAAP financial information is provided to enhance the user’s overall understanding of the Company’s current financial performance. Specifically, the Company believes the non-GAAP adjusted results provide useful information to both management and investors by excluding expenses that the Company believes are not indicative of the Company’s continuing operating results. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of this non-GAAP information to the Company’s actual results for the three and twelve months ended January 31, 2009 is as follows:

5

Exhibit (1)

New York & Company, Inc. and Subsidiaries
Non-GAAP Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share amounts)	Three months ended January 31, 2009	Less: Non-GAAP Adjustments	Non-GAAP Adjusted Results	Three months ended February 2, 2008
Net sales	$325,089	$—	$325,089	$359,413

Cost of goods sold, buying and occupancy costs	263,975	—	263,975	256,458

Gross profit	61,114	—	61,114	102,955

Selling, general and administrative expenses	83,528	1,500 (a)	82,028	83,991

Restructuring charges	24,529	24,529 (b)	—	—

Operating (loss) income	(46,943)	(26,029)	(20,914)	18,964

Interest expense, net of interest income	314	—	314	283

(Loss) income from continuing operations before income taxes	(47,257)	(26,029)	(21,228)	18,681

(Benefit) provision for income taxes	(19,618)	(10,464)	(9,154)	7,509

(Loss) income from continuing operations	(27,639)	(15,565)	(12,074)	11,172

Income (loss) from discontinued operations, net of taxes	256	—	256	(4,300)

Net (loss) income	$(27,383)	$(15,565)	$(11,818)	$6,872

Basic (loss) earnings per share from continuing operations	$(0.46)	$(0.26)	$(0.20)	$0.19
Basic loss per share from discontinued operations	—	—	—	(0.07)
Basic (loss) earnings per share	$(0.46)	$(0.26)	$(0.20)	$0.12

Diluted (loss) earnings per share from continuing operations	$(0.46)	$(0.26)	$(0.20)	$0.18
Diluted loss per share from discontinued operations	—	—	—	(0.07)
Diluted (loss) earnings per share	$(0.46)	$(0.26)	$(0.20)	$0.11

Weighted average shares outstanding:
Basic shares of common stock	60,040	60,040	60,040	59,237
Diluted shares of common stock	60,040	60,040	60,040	61,214

Selected operating data for continuing operations:
(Dollars in thousands, except square foot data)
Comparable store sales decrease	(10.9)%			(3.5)%
Net sales per average selling square foot (c)	$98			$108
Net sales per average store (d)	546			$627
Average selling square footage per store (e)	5,594			5,757

(a)          Represents a $1.5 million pre-tax charge related to the settlement of two separate class action lawsuits in the State of California.

(b)         Represents a $24.5 million pre-tax restructuring charge comprised of $22.9 million of non-cash asset impairment charges related to underperforming stores and $1.7 million in cash charges primarily related to severance and other costs necessary to implement the restructuring and cost reduction program.

(c)          Net sales per average selling square foot is defined as net sales divided by the average of beginning and end of period selling square feet.

(d)         Net sales per average store is defined as net sales divided by the average of beginning and end of period number of stores.

(e)          Average selling square footage per store is defined as end of period selling square feet divided by end of period number of stores.

Exhibit (2)

New York & Company, Inc. and Subsidiaries
Non-GAAP Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share amounts)	Fiscal year ended January 31, 2009	Less: Non-GAAP Adjustments	Non-GAAP Adjusted Results	Fiscal year ended February 2, 2008
Net sales	$1,139,853	$—	$1,139,853	$1,194,944

Cost of goods sold, buying and occupancy costs	843,478	—	843,478	851,739

Gross profit	296,375	—	296,375	343,205

Selling, general and administrative expenses	306,101	4,025 (a)	302,076	298,325

Restructuring charges	24,529	24,529 (b)	—	—

Operating (loss) income	(34,255)	(28,554)	(5,701)	44,880

Interest expense, net of interest income	726	—	726	1,200

(Loss) income from continuing operations before income taxes	(34,981)	(28,554)	(6,427)	43,680

(Benefit) provision for income taxes	(14,683)	(11,479)	(3,204)	17,004

(Loss) income from continuing operations	(20,298)	(17,075)	(3,223)	26,676

Income (loss) from discontinued operations, net of taxes	491	—	491	(31,533)

Net loss	$(19,807)	$(17,075)	$(2,732)	$(4,857)

Basic (loss) earnings per share from continuing operations	$(0.34)	$(0.29)	$(0.05)	$0.46
Basic earnings (loss) per share from discontinued operations	0.01	—	0.01	(0.54)
Basic loss per share	$(0.33)	$(0.29)	$(0.04)	$(0.08)

Diluted (loss) earnings per share from continuing operations	$(0.34)	$(0.29)	$(0.05)	$0.44
Diluted earnings (loss) per share from discontinued operations	0.01	—	0.01	(0.52)
Diluted loss per share	$(0.33)	$(0.29)	$(0.04)	$(0.08)

Weighted average shares outstanding:
Basic shares of common stock	59,650	59,650	59,650	58,537
Diluted shares of common stock	59,650	59,650	59,650	61,028

Selected operating data for continuing operations:
(Dollars in thousands, except square foot data)
Comparable store sales decrease	(8.6)%			(1.3)%
Net sales per average selling square foot (c)	$344			$364
Net sales per average store (d)	$1,952			$2,145
Average selling square footage per store (e)	5,594			5,757

(a)          Includes a $1.5 million charge related to the settlement of two separate class action lawsuits in the State of California.  Also includes a $2.5 million charge related to management changes completed in the third quarter of fiscal year 2008.

(b)         Represents a $24.5 million pre-tax restructuring charge comprised of $22.9 million of non-cash asset impairment charges related to underperforming stores and $1.7 million in cash charges primarily related to severance and other costs necessary to implement the restructuring and cost reduction program.

(c)          Net sales per average selling square foot is defined as net sales divided by the average of beginning and end of period selling square feet.

(d)         Net sales per average store is defined as net sales divided by the average of beginning and end of period number of stores.

(e)          Average selling square footage per store is defined as end of period selling square feet divided by end of period number of stores.

Exhibit (3)

New York & Company, Inc. and Subsidiaries
Non-GAAP Condensed Consolidated Statements of Operations

(Unaudited)

	For the three months ended		For the full fiscal year ended
	January 31, 2009	February 2, 2008	January 31, 2009	February 2, 2008
% of net sales	Non-GAAP Adjusted Results	GAAP Results	Non-GAAP Adjusted Results	GAAP Results
Net sales	100.0%	100.0%	100.0%	100.0%

Cost of goods sold, buying and occupancy costs	81.2%	71.4%	74.0%	71.3%

Gross profit	18.8%	28.6%	26.0%	28.7%

Selling, general and administrative expenses	25.2%	23.3%	26.5%	24.9%

Operating (loss) income	(6.4)%	5.3%	(0.5)%	3.8%

Interest expense, net of interest income	0.1%	0.1%	0.1%	0.1%

(Loss) income from continuing operations before income taxes	(6.5)%	5.2%	(0.6)%	3.7%

(Benefit) provision for income taxes	(2.8)%	2.1%	(0.3)%	1.5%

(Loss) income from continuing operations	(3.7)%	3.1%	(0.3)%	2.2%

Income (loss) from discontinued operations, net of taxes	0.1%	(1.2)%	0.1%	(2.6)%

Net (loss) income	(3.6)%	1.9%	(0.2)%	(0.4)%

Exhibit (4)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(Amounts in thousands)	January 31, 2009	February 2, 2008
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$54,280	$73,734
Accounts receivable	11,993	18,523
Income taxes receivable	10,202	11,730
Inventories, net	104,861	103,923
Prepaid expenses	24,610	21,991
Other current assets	2,390	1,913
Current assets of discontinued operations	110	716
Total current assets	208,446	232,530

Property and equipment, net	217,248	239,557
Intangible assets	14,879	14,843
Deferred income taxes	14,897	—
Other assets	1,343	1,526
Total assets	$456,813	$488,456
Liabilities and stockholders’ equity
Current liabilities:
Current portion – long-term debt	$6,000	$6,000
Accounts payable	68,431	77,177
Accrued expenses	61,121	53,618
Deferred income taxes	2,020	3,928
Current liabilities of discontinued operations	275	7,328
Total current liabilities	137,847	148,051

Long-term debt, net of current portion	13,500	19,500
Deferred income taxes	—	3,747
Deferred rent	75,848	72,537
Other liabilities	7,122	4,660
Total liabilities	234,317	248,495

Total stockholders’ equity	222,496	239,961
Total liabilities and stockholders’ equity	$456,813	$488,456

Exhibit (5)

New York & Company, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)	Fiscal year ended January 31, 2009	Fiscal year ended February 2, 2008
	(Unaudited)	(Audited)
Operating activities
Net loss	$(19,807)	$(4,857)
Less: Income (loss) from discontinued operations, net of taxes	491	(31,533)
(Loss) income from continuing operations	(20,298)	26,676
Adjustments to reconcile (loss) income from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	43,939	38,500
Loss from impairment charges	22,854	—
Amortization of deferred financing costs	232	234
Share-based compensation expense	1,575	1,660
Deferred income taxes	(19,361)	1,262
Changes in operating assets and liabilities:
Accounts receivable	6,530	(4,737)
Income taxes receivable	1,528	(11,730)
Inventories, net	(938)	(1,667)
Prepaid expenses	(2,619)	(2,408)
Accounts payable	(8,746)	14,223
Accrued expenses	7,503	(5,575)
Income taxes payable	—	(6,391)
Deferred rent	3,311	18,704
Other assets and liabilities	(1,047)	2,177
Net cash provided by operating activities of continuing operations	34,463	70,928

Investing activities
Acquisition of trademarks	(36)	—
Proceeds from sales of fixed assets	260	—
Capital expenditures	(44,576)	(75,464)
Net cash used in investing activities of continuing operations	(44,352)	(75,464)

Financing activities
Repayment of debt	(6,000)	(6,000)
Payment of financing costs	(183)	(369)
Proceeds from exercise of stock options	167	265
Excess tax benefit from exercise of stock options	2,381	4,481
Other	—	(175)
Net cash used in financing activities of continuing operations	(3,635)	(1,798)

Cash flows from discontinued operations
Operating cash flows	(6,152)	12,628
Investing cash flows	—	(401)
Net cash (used in) provided by discontinued operations	(6,152)	12,227

Net (decrease) increase in cash and cash equivalents	(19,676)	5,893
Cash and cash equivalents at beginning of period (including cash at discontinued operations of $223 and $206, respectively)	73,957	68,064
Cash and cash equivalents at end of period (including cash at discontinued operations of $1 and $223, respectively)	$54,281	$73,957

Exhibit (6)

New York & Company, Inc. and Subsidiaries
Store Count and Selling Square Footage
(Unaudited)

Fiscal Year 2008	Total stores open at beginning of the quarter	Number of stores opened during the quarter	Number of stores remodeled during the quarter	Number of stores closed during the quarter	Total stores open at end of the quarter
1st Quarter (Actual)	578	10	2	(2)	586
2nd Quarter (Actual)	586	10	4	—	596
3rd Quarter (Actual)	596	5	7	(1)	600
4th Quarter (Actual)	600	—	1	(11)	589

Fiscal Year 2008	Total selling square feet at beginning of the quarter	Selling square feet for stores opened during the quarter	Reduction of selling square feet for stores remodeled during the quarter	Reduction of selling square feet for stores closed during the quarter	Total selling square feet at end of the quarter
1st Quarter (Actual)	3,327,450	42,139	(8,761)	(14,122)	3,346,706
2nd Quarter (Actual)	3,346,706	40,321	(6,858)	—	3,380,169
3rd Quarter (Actual)	3,380,169	22,181	(21,649)	(8,682)	3,372,019
4th Quarter (Actual)	3,372,019	—	(1,472)	(75,768)	3,294,779